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                                                                    EXHIBIT 23.1

The Board of Directors
Anika Therapeutics, Inc.:

  We consent to the use of our reports included herein and to the references to our firm under the headings "Selected Financial Data" and "Experts" in the prospectus.

                                          KPMG Peat Marwick LLP

Boston, Massachusetts
October 29, 1997